EXHIBIT 10.2

AMENDMENT NUMBER ONE TO

ENGAGEMENT LETTER

THIS AMENDMENT NUMBER ONE TO ENGAGEMENT LETTER (this “Amendment”) is made and entered into as of February 8, 2012 by and between Cano Petroleum, Inc., a Delaware corporation (the “Company”), and Blackhill Partners LLC (“Blackhill”).  The Company and Blackhill are referred to in this Amendment as the “Parties.”

RECITALS

A.            The Parties previously entered into that certain Engagement Letter dated February 10, 2011 between the Company and Blackhill (the “Original Agreement”).

B.            The Parties desire to modify the Original Agreement to provide for payment of professional fees to Blackhill on an hourly basis, as provided in this Amendment.

AGREEMENT

NOW, THEREFORE, for and in consideration of the foregoing premises and the provisions hereof and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.             Professional Fees.  Paragraph 2(ii.) of the Original Agreement is amended and restated in its entirety as follows:

(ii.)          Professional fees at the rate of $475 per hour that James R. Latimer III provides services to Cano hereunder during the period beginning on January 1, 2012 and ending at the end of the Engagement Period.  For each month of the engagement hereunder, Blackhill shall provide to Cano a monthly invoice for its services hereunder.  Each Blackhill invoice shall be due and payable in full by wire transfer within five (5) days of its submission by Blackhill to Cano.

2.             Choice of Law.  This Amendment has been executed and delivered in and shall be interpreted, construed and enforced pursuant to and in accordance with the laws of the State of Texas, without giving effect to the conflicts of law principles thereof.

3.             Headings.  The headings contained in this Amendment are for reference purposes only and shall not affect in any way the meaning or interpretation of this Amendment.

4.             Execution and Delivery.  This Amendment may be executed in several counterparts, all of which will together constitute a single agreement among the Parties.  Delivery by electronic transmission of an executed counterpart of the signature page to this Amendment shall be as effective as delivery of a manually executed counterpart of this Amendment.

5.             No Other Amendments.  Except as modified by this Amendment, all provisions of the Original Agreement shall continue in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Amendment effective as of the date first set forth above.

THE COMPANY:

CANO PETROLEUM, INC.

By:	/s/ John H. Homier
John H. Homier,
Chief Financial Officer

BLACKHILL:

BLACKHILL PARTNERS LLC

By:	/s/ James R. Latimer, III
James R. Latimer, III,
Managing Director

AMENDMENT NUMBER ONE TO ENGAGEMENT LETTER

SIGNATURE PAGE